                                                                   Exhibit 99(b)

28 January, 1999

Not for release, publication or distribution in or into Canada, Australia or Japan.

                                    TRW INC.

                             RECOMMENDED CASH OFFER

                                       FOR

                                 LUCASVARITY PLC

- TRW and LucasVarity announce a recommended cash offer to be made by J.P. Morgan on behalf of a wholly-owned subsidiary of TRW to acquire the entire issued share capital of LucasVarity at 288p per LucasVarity Share and (pound)28.80 per LucasVarity ADS.

- The Offer values the entire issued share capital of LucasVarity at (pound)4.0 billion.

- The Offer represents a 1.5 per cent. premium over the middle market price of 283.8p per LucasVarity Share on the London Stock Exchange at the close of business on 27 January, 1999, the last business day prior to the date of this announcement, and a 33.8 per cent. premium over the middle market price of 215.3p per LucasVarity Share at the close of business on 5 January, 1999, the last business day prior to the announcement by LucasVarity concerning a possible business combination.

- The Offer represents an exit price earnings multiple of 18.0 times LucasVarity's earnings per share before exceptional items under UK GAAP for the year ended 31 January, 1998 and a multiple of 22.7 times LucasVarity's basic earnings per share under US GAAP for the year ended 31 January, 1998.

- Directors of LucasVarity have irrevocably undertaken to accept the Offer in respect of their holdings of LucasVarity Securities.

         Mr. Victor Rice, CEO of LucasVarity, will be named Vice Chairman of TRW and head of the combined automotive operations. He is expected to be elected a Director of TRW.

- LucasVarity and TRW have entered into an agreement which provides for payment of a termination fee of (pound)30.0 million ($49.8 million) to TRW in certain circumstances.

- Holders of LucasVarity Shares (other than US Persons and certain other overseas shareholders) may elect to receive Loan Notes as an alternative to the cash consideration.

Commenting on the Offer, Joe Gorman, Chairman of TRW, said today:

"This transaction is a great fit for our automotive business and gives us the scale to be a leader in integrated vehicle control systems and modules. Specifically, it enables the integration of TRW's steering and suspension businesses with LucasVarity's braking business into the next generation of vehicle control systems. In addition, the combination of our electronics businesses provides global scale to accelerate growth. This unique opportunity allows us to take a leadership role responding to global outsourcing trends in the industry. LucasVarity's strong aerospace business extends the technological capabilities and customer base of our space, defense and information technology businesses, and adds significantly to our breadth. Finally, we are financing the transaction with cash and are committed to maintaining strong investment grade debt ratings".

Ed Wallis, Chairman of LucasVarity said:

"This all-cash offer is an excellent transaction for our shareholders." "The benefits of the two companies' complementary products and services are reflected in the full and fair price we have received for LucasVarity."

Victor Rice said:

"For our employees, this represents a tremendous opportunity to become part of a dynamic global leader in technology, manufacturing and service. My colleagues and I look forward to working closely with Joe and his team to realise the great potential our two companies offer each other and the customers we serve."

This summary should be read in conjunction with the attached announcement.

PRESS ENQUIRIES:

TRW Inc.
Larry Edelman                               + 1 216 291 7506

J.P. Morgan
Sarah Nash (New York)                       + 1 212 483 2323
Daniel Chamier (London)                     + 44 171 600 2300

Citigate Dewe Rogerson
Richard Simonelli (New York)                + 1 212 688 6840
Martin Jackson (London)                     + 44 171 638 9571

LucasVarity plc

Joseph Cantie (Investors)                   +44 171 647 0520
Nicholas Jones (Media)                      + 44 171 647 0617

Lazard Brothers & Co., Limited              + 44 171 588 2721
Marcus Agius
Julian Goodwin

J.P. Morgan, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for TRW and no one else in connection with the Offer and will not be responsible to anyone other than TRW for providing the protections afforded to customers of J.P. Morgan or for giving advice in relation to the Offer.

Lazard Brothers & Co., Limited, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for LucasVarity and no one else in connection with the Offer and will not be responsible to anyone other than LucasVarity for providing the protections afforded to customers of Lazard Brothers & Co., Limited or for giving advice in relation to the Offer.

The Offer (including the Loan Note Alternative) is not being made, directly or indirectly, in or into Canada, Australia or Japan. Accordingly, neither copies of this announcement nor any related Offer documentation are to be mailed or otherwise distributed or sent in or into Canada, Australia or Japan.

The Loan Notes that may be issued pursuant to the Offer will not be listed on any stock exchange and have not been, and will not be, registered under the US Securities Act of 1933, as amended, nor under any relevant securities laws of any state of the US and the relevant clearances will not be obtained from the regulatory authority of any province or territory of Canada. The Loan Notes are not being offered, sold or delivered, directly or indirectly, to US Persons or into Canada, Australia or Japan, or into any other jurisdiction if to do so would constitute a violation of relevant laws in such jurisdiction.

These press-related materials are not an extension of a tender offer in the US for LucasVarity Securities. TRW intends to extend the tender offer in the US at some future time and will satisfy the procedural and filing requirements of the Williams Act of the US securities laws at that time to the extent applicable thereto.

TRW cautions that certain forward-looking statements contained in this announcement or other statements which may be made about the transaction, including, without limitation, the effect of the combination of TRW and LucasVarity on TRW's earnings and cash flows, are qualified by important factors that could cause actual operating results to differ materially from those described herein or any such statements, including, among others, the following, in addition to factors that affect other companies in the businesses of TRW and LucasVarity or that are referred to in their periodic reports to shareholders or public filings: (i) unanticipated events and circumstances may occur rendering the transaction less beneficial to TRW than anticipated; (ii) TRW and LucasVarity face intense competition in their markets and there is, accordingly, no guarantee that after consummation of the transaction TRW will achieve the expected financial and operating results and synergies; and (iii) the ability of TRW and LucasVarity to integrate successfully their operations and thereby achieve the anticipated cost savings and be in a position to take advantage of potential opportunities for growth. Results actually achieved may differ materially from the expected results described herein or any such statements. TRW hereby undertakes no obligation to update any forward looking statement.

28 January, 1999

Not for release, publication or distribution in or into Canada, Australia or Japan.

                                    TRW INC.

                             RECOMMENDED CASH OFFER

                                       FOR

                                 LUCASVARITY PLC

INTRODUCTION

The Boards of TRW and LucasVarity announce that agreement has been reached on the terms of a recommended cash offer to be made by J.P. Morgan on behalf of a wholly-owned subsidiary of TRW to acquire the entire issued and to be issued share capital of LucasVarity.

The Offer of 288p for each LucasVarity Share and (pound)28.80 for each LucasVarity ADS values the entire issued share capital of LucasVarity at (pound)4.0 billion.

IRREVOCABLE UNDERTAKINGS

The Directors of LucasVarity have irrevocably undertaken to accept the Offer in respect of their holdings of LucasVarity Securities, amounting in aggregate to 464,572 LucasVarity Securities, representing 0.03 per cent.
of LucasVarity's issued share capital.

LUCASVARITY RECOMMENDATION

The Directors of LucasVarity, other than Mr. R.M. Gates for the reason set out below, who have been so advised by Lazard Brothers & Co., Limited, consider the terms of the Offer to be fair and reasonable and will recommend that holders of LucasVarity Securities accept the Offer. In providing advice to the Directors of LucasVarity, Lazard Brothers & Co., Limited has taken into account such Directors' commercial assessments.

The recommendation to accept the Offer comes from the Directors of LucasVarity excluding Mr. R.M. Gates who, due to his role as a Director of both LucasVarity and TRW has not participated in any discussions or decisions of the Boards of LucasVarity or TRW in relation to the Offer.

THE OFFER

The Offer, which will be subject to the conditions and further terms set out in Appendix I and to be set out in the Offer Document, will be made on the following basis:

         for each LucasVarity Share                     288p in cash

         for each LucasVarity ADS                    (pound)28.80 in cash


The Offer represents a premium of 1.5 per cent. over the middle market price of a LucasVarity Share of 283.8p prevailing at the close of business on 27 January, 1999, the last business day prior to the date of this announcement, and a 33.8 per cent. premium over the middle market price of 215.3p per LucasVarity Share at the close of business on 5 January, 1999, the last business day prior to the announcement by LucasVarity concerning a possible business combination. The Offer represents a multiple of 18.0 times LucasVarity's earnings per share before exceptional items of 16.0p per LucasVarity Share for the year ended 31 January 1998 under UK GAAP, and a multiple of 22.7 times LucasVarity's basic earnings per share of 12.7p for the same period under US GAAP.

TRW and LucasVarity have entered into an arrangement under which LucasVarity has agreed to pay a fee of (pound)30.0 million ($49.8 million) to TRW in the event of the occurrence of any one of certain specified events, including the lapse or withdrawal of the Offer by reason of a competing offer recommended by the LucasVarity Directors or by reason of the LucasVarity Directors withdrawing or modifying their approval of the Offer.

The Offer will be subject to the applicable requirements of both the City Code in the UK and US federal securities laws, except to the extent that exemptive relief from the US federal securities laws has been granted by the SEC.

The LucasVarity Shares will be acquired by the Offeror under the Offer fully paid and free from all liens, equities, charges, encumbrances, rights of preemption and other third party rights or interests of any nature whatsoever and together with all rights now or hereafter attaching thereto, including the right to receive and retain in full all dividends and other distributions declared, made or paid hereafter.

THE LOAN NOTE ALTERNATIVE

Accepting LucasVarity Shareholders (other than US Persons and certain overseas shareholders) will be entitled to elect to receive Loan Notes to be issued by the Offeror instead of some or all of the cash consideration which would otherwise be receivable under the Offer on the following basis:

   for every (pound)1 of cash consideration     (pound)1 nominal of Loan Notes

The Loan Notes will be issued, credited as fully paid, in multiples of (pound)1 nominal amount. Fractional entitlements to Loan Notes will be disregarded. The Loan Notes will bear interest from the date on which the Offer becomes or is declared unconditional in all respects at a rate of 1 per cent per annum below LIBOR for six month sterling deposits, as certified by J.P. Morgan, payable six monthly in arrears. The Loan Notes will be transferable, but no application will be made for them to be listed or dealt in on any stock exchange. The Loan Notes will be redeemable at the holder's option, in part or in whole, on 30 June, 2000 and at the end of every six month period thereafter, and any Loan Notes not previously repaid, redeemed or purchased will be repaid in full at par on 31 December, 2003.

J.P. Morgan has advised that, based on current market conditions, its estimate of the value of the Loan Notes, if they had been in issue on 27 January, 1999, would have been approximately 98.5p per (pound)1 in nominal value.

If valid elections for the Loan Note Alternative do not require the issue of Loan Notes exceeding (pound)10 million in nominal value of Loan Notes, no Loan Notes will be issued unless TRW determines otherwise, and LucasVarity Shareholders who have elected for the Loan Note Alternative will then receive cash in accordance with the terms of the Offer.

The obligations of the Offeror as the issuer of the Loan Notes will be guaranteed by TRW. In considering the Loan Note Alternative, LucasVarity Shareholders should note that, except for the guarantee of the Loan Notes by TRW, the Loan Notes will not be guaranteed or secured and the terms of the Loan Notes will not prohibit or limit the TRW Group from incurring other indebtedness or taking other actions which could affect the value of the Loan Notes or require TRW to effect a repurchase offer, redemption or other action if TRW effects certain transactions.

The Loan Note Alternative will be conditional upon the Offer becoming or being declared unconditional in all respects and will remain open for so long as the Offer remains open for acceptance. A summary of the principal terms of the Loan Notes is set out in Appendix II.

REASONS FOR THE OFFER

The automotive components industry is consolidating rapidly and TRW believes that the leading participants in the industry will be those capable of delivering superior technology and systems on a global basis to customers who increasingly require total systems solutions. TRW believes that the combination of TRW and LucasVarity creates one of the world's pre-eminent automotive organisations, capable of providing its customers globally with state-of-the-art engineering and manufacturing capabilities, as well as strengthening their aerospace businesses. TRW expects to achieve in excess of $200 million in annual cost saving synergies by 2001 and the transaction to be immediately accretive to TRW's earnings per share.

OPTIONS UNDER THE LUCASVARITY SHARE OPTION SCHEMES

The Offer will extend to any LucasVarity Shares which are unconditionally allotted or issued while the Offer remains open for acceptance (or such earlier date as TRW may, subject to the City Code, decide), pursuant to the exercise of options under the LucasVarity Share Option Schemes.

Appropriate proposals will, in due course, be put to the holders of options who do not, or who are unable to, exercise the options granted to them under the LucasVarity Share Option Schemes once the Offer becomes or is declared unconditional in all respects.

HOLDINGS IN LUCASVARITY SHARES

Except for Mr. R.M. Gates, who owns 1,701 LucasVarity ADSs and who holds options over 124,200 LucasVarity Shares, neither TRW, nor any of its Directors nor, so far as TRW is aware, any person acting in concert with TRW, owns or controls any LucasVarity Securities or has any option to acquire any LucasVarity Securities, or has entered into any derivative referenced to LucasVarity Securities which remain outstanding or (other than as disclosed above) has received any irrevocable commitment to accept the Offer.

INFORMATION ON LUCASVARITY

The LucasVarity Group designs, manufactures and supplies advanced technology systems, products and services in the world's automotive and aerospace industries. It is one of the ten largest independent automotive suppliers in the world by turnover.

It is a major producer of braking systems and components for cars and light trucks and of fuel injection systems for the diesel engine industry including cars, vans, trucks and off-highway and industrial applications. It is also a major producer of electrical and electronic systems for the automotive industry and is a leading provider of after-market products and services.

The LucasVarity Group's aerospace division provides the global aerospace industry with high integrity systems in engine controls, electrical power generation and management, flight controls and cargo handling, all backed by a worldwide customer support operation.

For the year ended 31 January, 1998, the LucasVarity Group reported profit before tax and exceptional items of (pound)329 million on turnover of (pound)4,681 million. The LucasVarity Group's net income for the year was (pound)209 million under UK GAAP, and (pound)180 million under US GAAP. As at 31 January, 1998, the LucasVarity Group had shareholder's equity of (pound)458 million under UK GAAP and (pound)2,184 million under US GAAP. As at 31 December, 1998, LucasVarity and its subsidiaries employed approximately 51,000 employees. For the quarter ended 31 October, 1998, the LucasVarity Group reported turnover of (pound)1,033 million and profit before tax of (pound)71 million. Under UK GAAP net income for the quarter was (pound)42 million, and under US GAAP net income was (pound)57 million. Shareholder's equity under UK GAAP was (pound)1,048 million, and was (pound)2,286 million under US GAAP.

Based on a closing middle market price of 283.8p on the London Stock Exchange on 27 January, 1999 (the last business day prior to the date of this announcement), LucasVarity had a market capitalisation of (pound)4.0 billion.

INFORMATION ON TRW

TRW is an international company which designs, manufactures and sells products and provides systems engineering, research and technical services for industry and the US government in two industry segments: Automotive and Space, Defense & Information Systems. TRW's principal services and products include automotive systems and components; spacecraft; software and systems engineering support services; and electronic systems, equipment and services.

For the year ended 31 December, 1998, TRW generated revenues of US$11,886 million and income before taxes of US$746 million. As at 31 December, 1998, TRW had net assets, under US GAAP, of US$1,913 million.

TRW's common stock is listed on the New York, Chicago, Pacific, Philadelphia, London and Frankfurt stock exchanges. As at the close of trading on the New York Stock Exchange on 27 January, 1999 (the last business day prior to the date of this announcement) TRW had a market capitalisation of US$ 6.1 billion.

MANAGEMENT AND EMPLOYEES

Mr Victor Rice, CEO of LucasVarity, will be named Vice Chairman of TRW and head of the combined automotive operations, reporting to Mr Gorman. He is expected to be elected a Director of TRW.

The Board of TRW confirms that the existing employment rights, including pension rights, of all employees will not be adversely affected by reason of the Offer.

OFFER DOCUMENTATION

J.P. Morgan, on behalf of the Offeror, will despatch the Offer document to LucasVarity Shareholders as soon as practicable.

GENERAL

(a) The Offer will be subject to the applicable requirements of both the City Code and US federal securities laws, except to the extent that exemptive relief from the US federal securities laws is granted by the SEC.

(b) The availability of the Offer to persons not resident in the UK or the US may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the UK or the US should inform themselves about and observe any applicable requirements.

(c) The Offer will be open for at least 20 business days from the date of the Offer Document.

(d) It is TRW's intention, following the Offer becoming or being declared unconditional in all respects and subject to applicable requirements of the London and New York stock exchanges, that LucasVarity should apply to those exchanges for the LucasVarity Shares and LucasVarity ADSs respectively to be delisted. Delisting would significantly reduce the liquidity and marketability of any LucasVarity Shares and LucasVarity ADSs not assented to the Offer.

(e) This announcement does not constitute an invitation to purchase any securities.

(f) The definitions of certain expressions used in this announcement are contained in Appendix III.

PRESS ENQUIRIES:

TRW Inc.                                    + 1 216 291 7506
Larry Edelman

J.P. Morgan
Sarah Nash (New York)                       + 1 212 483 2323
Daniel Chamier (London)                     + 44 171 600 2300

Citigate Dewe Rogerson
Richard Simonelli (New York)                + 1 212 688 6840
Martin Jackson (London)                     + 44 171 638 9571

LucasVarity
Joseph Cantie (Investors)                   +44 171 647 0520
Nicholas Jones (Media)                      + 44 171 647 0617

Lazard Brothers & Co., Limited              + 44 171 588 2721
Marcus Agius
Julian Goodwin


J.P. Morgan, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for TRW and no one else in connection with the Offer and will not be responsible to anyone other than TRW for providing the protections afforded to customers of J.P. Morgan or for giving advice in relation to the Offer.

Lazard Brothers & Co., Limited, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for LucasVarity and no one else in connection with the Offer and will not be responsible to anyone other than LucasVarity for providing the protections afforded to customers of Lazard Brothers & Co., Limited or for giving advice in relation to the Offer.

The Offer (including the Loan Note Alternative) is not being made, directly or indirectly, in or into, Canada, Australia or Japan. Accordingly, neither copies of this announcement nor any related Offer documentation are to be mailed or otherwise distributed or sent in or into Canada, Australia or Japan.

The Loan Notes that may be issued pursuant to the Offer will not be listed on any stock exchange and have not been, and will not be, registered under the US Securities Act of 1933, as amended, nor under any relevant securities laws of any state of the US and the relevant clearances will not be obtained from the regulatory authority of any province or territory of Canada. The Loan Notes are not being offered, sold or delivered, directly or indirectly, to US Persons or into Canada, Australia or Japan, or into any other jurisdiction if to do so would constitute a violation of relevant laws in such jurisdiction.

These press-related materials are not an extension of a tender offer in the US for LucasVarity Securities. TRW intends to extend the tender offer in the US at some future time and will satisfy the procedural and filing requirements of the Williams Act of the US securities laws at that time to the extent applicable thereto.

TRW cautions that certain forward looking statements contained in this announcement or other statements which may be made about the transaction, including, without limitation, the effect of the combination of TRW and LucasVarity on TRW's earnings and cash flows, are qualified by important factors that could cause actual operating results to differ materially from those described herein or any such statements, including, among others, the following, in addition to factors that affect other companies in the businesses of TRW and LucasVarity or that are referred to in their periodic reports to shareholders or public filings: (i) unanticipated events and circumstances may occur rendering the transaction less beneficial to TRW than anticipated; (ii) TRW and LucasVarity face intense competition in their markets and there is, accordingly, no guarantee that after consummation of the transaction TRW will achieve the expected financial and operating results and synergies; and (iii) the ability of TRW and LucasVarity to integrate successfully their operations and thereby achieve the anticipated cost savings and be in a position to take advantage of potential opportunities for growth. Results actually achieved thus may differ materially from the expected results described herein or any such statements. TRW hereby undertakes no obligation to update any forward looking statement.

                                                         APPENDIX I



                             CONDITIONS OF THE OFFER


The Offer, which will be made by J.P. Morgan on behalf of the Offeror, will comply with the applicable rules and regulations of the London Stock Exchange and the City Code and with US federal securities laws (except to the extent that exemptive relief has been granted by the SEC). In addition, the Offer will be governed by English law and will be subject to the jurisdiction of the courts of England and will be made on the terms and conditions set out in the Offer Document and related Acceptance Forms.

The Offer will be subject to the following conditions:

(a) valid acceptances being received (and not, where permitted, withdrawn) by the First Closing Date of the Offer (or such later time(s) and/or date(s) as Offeror may, with the consent of the Panel or in accordance with the rules of the City Code, decide) in respect of not less than 90 per cent. (or such lower percentage as Offeror may decide) in nominal value of LucasVarity Securities to which the Offer relates, provided that this condition will not be satisfied unless Offeror and/or its wholly-owned subsidiaries shall have acquired or agreed (unconditionally or subject only to conditions which will be fulfilled upon the Offer becoming or being declared unconditional in all respects) to acquire (whether pursuant to the Offer or otherwise) LucasVarity Securities carrying, in aggregate, more than 50 per cent. of the voting rights then normally exercisable at general meetings of LucasVarity, including for this purpose (to the extent, if any, required by the Panel) any such voting rights attaching to any LucasVarity Securities that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise, and for this purpose:

           (i) the expression "LucasVarity Securities to which the Offer relates" shall be construed in accordance with sections 428 to 430F of the Companies Act 1985;

          (ii) LucasVarity Securities which have been unconditionally allotted shall be deemed to carry the voting rights which they will carry upon their being entered in the register of members of LucasVarity; and

         (iii) valid acceptances shall be treated as having been received in respect of any LucasVarity Securities which the Offeror shall, pursuant to section 429(8) of the Companies Act 1985, be treated as having acquired or contracted to acquire by virtue of acceptances of the Offer, provided that, unless Offeror otherwise determines, this condition (a) can only be treated as satisfied at a time when all of the other conditions in paragraphs (b) to (i) inclusive are either satisfied or (if capable of waiver) waived;

(b) no Relevant Authority having intervened in a manner which would or might reasonably be expected to:


             (i) make the Offer, its implementation or the acquisition or proposed acquisition by The Offeror or any member of the Wider Offeror Group of any shares or other securities in, or control of, LucasVarity void, illegal and/or unenforceable in or under the laws of any relevant jurisdiction, or otherwise directly or indirectly materially restrain, prevent, prohibit, restrict or delay the Offer or such acquisition or impose additional materially adverse conditions or obligations with respect to the Offer or such acquisition, or otherwise materially impede, challenge or interfere with the Offer or such acquisition, or require material amendment to the terms of the Offer or the proposed acquisition of any LucasVarity Securities or the acquisition of control of LucasVarity by the Offeror;

            (ii) require, restrain, prevent, prohibit, restrict or delay the divestiture by any member of the Wider TRW Group of any shares or other securities (or the equivalent) in LucasVarity where the same is materially adverse to the TRW Group;

           (iii) require, restrain, prevent, prohibit, restrict or delay the divestiture by any member of the Wider TRW Group or by any member of the Wider LucasVarity Group of all or any portion of their respective businesses, assets or properties or impose any limitation on the ability of any of them to conduct any of their respective businesses or to own any of their respective assets or properties or any part thereof (in any case to an extent which is material in the context of the TRW Group or the LucasVarity Group, as the case may be, taken as a whole);

            (iv) impose any limitation on, or result in a delay in, the ability of any member of the Wider TRW Group or any member of the Wider LucasVarity Group to acquire or to hold or to exercise effectively, directly or indirectly, all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise management control over, any member of the Wider TRW Group or any member of the Wider LucasVarity Group (in any case to an extent which is material in the context of the TRW Group or the LucasVarity Group, as the case may be, taken as a whole);

             (v) save pursuant to the Offer or Part XIII of the Companies Act 1985, require any member of the Wider TRW Group or the Wider LucasVarity Group to acquire, or to offer to acquire, any shares or other securities (or the equivalent) in any member of the Wider TRW Group or any member of the Wider LucasVarity Group owned by any third party (in any case to an extent which is material in the context of the TRW Group or the LucasVarity Group, as the case may be, taken as a whole);

            (vi) impose any limitation on the ability of any member of the Wider TRW Group or any member of the Wider LucasVarity Group to integrate or co-ordinate its business, or any material part of it, with the businesses of any other member of the Wider TRW Group or the Wider LucasVarity Group (in any case to an extent which is material in the context of the TRW Group or the LucasVarity Group, as the case may be, taken as a whole);

           (vii) result in any member of the Wider TRW Group or the Wider LucasVarity Group ceasing to be able to carry on business under any name under which it presently does so (the consequences of which would be material in the context of the TRW Group or the LucasVarity Group, as the case may be, taken as a whole;

          (viii) otherwise adversely affect any or all of the businesses, assets, profits or prospects of any member of the Wider LucasVarity Group or any member of the Wider TRW Group (in any case to an extent which is material in the context of the TRW Group or the LucasVarity Group, as the case may be, taken as a whole).

         and all applicable waiting and other time periods during which any Relevant Authority could intervene in such a way under the laws of any relevant jurisdiction having expired, lapsed or been terminated;

(c)

             (i) the European Commission indicating in terms satisfactory to Offeror that it does not intend to initiate proceedings under
                  Article 6(1)(c) of Council Regulation (EEC) 4064/89, as amended (the "Regulation") in respect of the proposed acquisition of LucasVarity by Offeror or any matters arising therefrom and that in any event there will not be a referral to a competent authority or a dealing with the proposed acquisition of LucasVarity by Offeror by the European Commission pursuant to Article 9(1) of the Regulation; and

            (ii) all necessary filings having been made and all or any applicable waiting periods (including any extensions thereof) under the US Hart-Scott-Rodino Antitrust Improvements Act 1976 and the regulations thereunder having expired, lapsed or been terminated as appropriate in each case in respect of the proposed acquisition of LucasVarity by Offeror or any matters arising therefrom;

(d)

             (i) all necessary notifications and filings having been made, all necessary waiting and other time periods under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated, all necessary governmental approvals or authorizations under any applicable legislation or regulation of any relevant jurisdiction having been obtained, and all statutory or regulatory obligations in any relevant jurisdiction having been complied with in each case in connection with the Offer or the acquisition of any shares or other securities (or the equivalent) in, or control of, LucasVarity or any other member of the Wider LucasVarity Group by any member of the Wider TRW Group; and

            (ii) all Authorisations necessary in any relevant jurisdiction for or in respect of the Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in, or control of, LucasVarity or any other member of the Wider LucasVarity Group by any member of the Wider TRW Group or the carrying on by any member of the Wider LucasVarity Group of its business (where the absence of such Authorisation would have an adverse effect which is material to the LucasVarity Group taken as a whole) having been obtained, in terms and in a form reasonably satisfactory to Offeror, from all appropriate Relevant Authorities and all such Authorisations remaining in full force and effect at the time when the Offer becomes otherwise unconditional in all respects and there being no notice or intimation of any intention to revoke or not to renew any of the same;

(e) there being no provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Wider LucasVarity Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject or any circumstance, which, in each case in consequence of the Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in, or control of, LucasVarity or any other member of the Wider LucasVarity Group by any member of the Wider TRW Group or otherwise, would or might reasonably be expected to result in which, in any case,would be material in the context of the LucasVarity Group taken as a whole:

             (i) any monies borrowed by or any other indebtedness or liabilities, actual or contingent, of, or grant available to, any member of the Wider LucasVarity Group being or becoming repayable or capable of being declared repayable immediately or prior to its stated repayment date, or the ability of any member of the Wider LucasVarity Group to borrow monies or to incur any indebtedness being withdrawn or inhibited or becoming capable of being withdrawn;

            (ii) the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interests of any member of the Wider LucasVarity Group or any such mortgage, charge or other security interest becoming enforceable;

           (iii) any such arrangement, agreement, licence, permit, franchise or instrument which is, or the rights, liabilities, obligations or interests of any member of the Wider LucasVarity Group thereunder, being, or becoming capable of being, terminated or adversely modified or affected or any adverse action being taken or any obligation or liability arising thereunder;

            (iv) any asset or interest of any member of the Wider LucasVarity Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged, in each case otherwise than in the ordinary course of business;

             (v) any member of the Wider LucasVarity Group ceasing to be able to carry on business under any name under which it presently does so;

            (vi) the creation of liabilities actual or contingent by any such member, otherwise than in the ordinary course of business;

           (vii) the rights, liabilities or interests of any member of the Wider LucasVarity Group under any such arrangement, agreement, licence, permit, franchise or other instrument or the interests or business of any such member in or with any other person, firm, company or body (or any arrangement or arrangements relating to any such interests or business) being terminated, adversely modified or affected; or

          (viii) the financial or trading position of any member of the Wider LucasVarity Group being materially adversely prejudiced or affected;

         and no event having occurred which, under any provision of any such arrangement, agreement, licence, permit or other instrument, would or might reasonably be expected to result in any of the events or circumstances which are referred to in paragraphs (i) to (viii) of this condition (e);

(f) since 31 January, 1998 and except as disclosed in LucasVarity's annual report and accounts for the year then ended or as disclosed in the quarterly statement of LucasVarity for the nine months ended on 31 October, 1998 or as otherwise publicly announced by LucasVarity (by the delivery of an announcement to the Company Announcements Office of the London Stock Exchange or by filing with the SEC) prior to the 27 January, 1999:

             (i) issued or agreed to issue additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save as between LucasVarity and wholly-owned subsidiaries of LucasVarity and except for any options granted under the LucasVarity Share Option Schemes prior to the last business day prior to 27 January, 1999;

            (ii) recommended, declared, paid or made any bonus issue of securities, dividend or other distribution (save as between LucasVarity and wholly-owned subsidiaries of LucasVarity) whether in cash or otherwise;

           (iii) made or committed to make any change in its share or (save as between LucasVarity and wholly-owned subsidiaries of LucasVarity) loan capital;

            (iv) other than in the ordinary course of business, merged with or demerged or acquired any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any assets (including shares and trade investments);

             (v) issued or agreed to issue any debentures or (save in the ordinary course of business) incurred or increased any indebtedness or contingent liability (save as between LucasVarity and wholly-owned subsidiaries of LucasVarity) which, in any such case, is material of the LucasVarity Group taken as a whole;

            (vi) purchased, redeemed or repaid any of its own shares or other securities or reduced or made any other change to any part of its share capital;

           (vii) entered into or varied any contract, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which:

                  (A) is of a long term, onerous or unusual nature or magnitude; or

                  (B) could reasonably be expected to be restrictive on the business of any member of the Wider LucasVarity Group or any member of the Wider TRW Group which, in any such case, is material of the LucasVarity Group taken as a whole; or

                  (C) involves or would involve an obligation of a long term, onerous or unusual nature or magnitude or which could be restrictive on the business of any member of the Wider LucasVarity Group or any member of the Wider TRW Group which, in any such case, is material of the LucasVarity Group taken as a whole;

          (viii) entered into or varied or made any offer (which remains open for acceptance) to enter into or vary the terms of any contract with any of the directors or senior executives of LucasVarity;

            (ix) taken or proposed any corporate action or had any legal proceedings instituted or threatened against it or petition (not of a frivolous or vexatious nature) presented for its winding-up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets and revenues or for any analogous proceedings or steps in any jurisdiction or for the appointment of any analogous person in any jurisdiction which in any case is material in the context of the LucasVarity Group taken as a whole;

             (x) been unable or admitted in writing that it is unable to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business which in any case is material in the context of the LucasVarity Group taken as a whole;

            (xi) waived or compromised any material claim in the context of the Wider LucasVarity Group taken as a whole;

           (xii) made any alteration to its memorandum or articles of association, or other incorporation documents which is material in the context of the LucasVarity Group taken as a whole; or

          (xiii) entered into any agreement, contract or commitment or made any offer (which remains open for acceptance) with respect to any of the transactions, matters or events referred to in this condition (f);

(g) since 31 January, 1998 and except as disclosed in LucasVarity's annual report and accounts for the year then ended or as disclosed in the quarterly statement of LucasVarity for the nine months ended on 31 October, 1998 or as otherwise publicly announced by LucasVarity (by the delivery of an announcement to the Company Announcements Office of the London Stock Exchange or by filing with the SEC) prior to the last Business Day prior to 27 January, 1999:

             (i) there having been no adverse change or deterioration or development involving a prospective adverse change in the financial or trading position or profits of any material member of the Wider LucasVarity Group which is material in the context of the LucasVarity Group taken as a whole;

            (ii) no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider LucasVarity Group is or may become a party (whether as plaintiff or defendant or otherwise) or any investigation (save as a result of the Offer) by any Relevant Authority having been threatened, announced or instituted by or against or in respect of any member of the Wider LucasVarity Group or remaining outstanding against or in respect of any member of the Wider LucasVarity Group which, in any such case, is material in the context of the LucasVarity Group taken as a whole;

           (iii) no contingent or other liability having arisen or become apparent or increased which would or could reasonably be expected materially and adversely to affect the LucasVarity Group taken as a whole; and

            (iv) there having been no inquiry or investigation (save as a result of the Offer) by, or complaint, or reference to, any Relevant Authority of a material nature to LucasVarity in respect of any member of the Wider LucasVarity Group and no such enquiry, investigation, complaint or reference having been threatened, announced, implemented, instituted or remaining outstanding which, in any such case, is material in the context of the LucasVarity Group taken as a whole;

(h) (except as disclosed in LucasVarity's annual report and accounts for the financial year ended 31 January, 1998 or as disclosed in the quarterly statement for the nine months ended 31 October, 1998 or as otherwise publicly announced by LucasVarity (by delivery of an announcement to the Company Announcements Office of the London Stock Exchange or by filing with the SEC) prior to 27 January, 1999 the Offeror not having discovered that any material financial or business or other information concerning the Wider LucasVarity Group disclosed at any time by or on behalf of any member of the Wider LucasVarity Group, whether publicly, to any member of the Wider TRW Group or otherwise, is materially misleading or contains a misrepresentation of fact or omits to state a fact necessary to make any information contained therein not misleading in any case which has not subsequently been corrected by such disclosure and which, in any such case, is material in the context of the LucasVarity Group as a whole; or

(i)      The Offeror not having discovered:

             (i) that any past or present member of the Wider LucasVarity Group has not complied with all applicable legislation or regulations of any jurisdiction with regard to the disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, or otherwise relating to environmental matters, or that there has otherwise been any such disposal, discharge, spillage, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations and wherever the same may have taken place) which, in any such case, would be likely to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider LucasVarity Group which, in any such case, is material in the context of the LucasVarity Group taken as a whole;

             (ii) that there is, or is likely to be, any material liability, whether actual or contingent, to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider LucasVarity Group or in which any such member may have or previously have had or be deemed to have had an interest under any environmental legislation, regulation, notice, circular or order of any relevant authority or Relevant Authority or otherwise which, in any such case, would be material in the context of the LucasVarity Group taken as a whole;

             (iii) there has occurred (1) a declaration of a banking moratorium or any suspension of payments in respect of banks in the US,
                   (2) any material limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, the extension of credit by banks or other lending institutions or, (3) a commencement of a war or outbreak or escalation of armed hostilities or other national calamity directly involving the US and there being a reasonable likelihood that such event would or might reasonably be expected to have an adverse effect which is material in the context of the LucasVarity Group taken as a whole.

For the purpose of these conditions:

(a) "Relevant Authority" means any government, government department or governmental, quasi-governmental, supranational, statutory, regulatory, administrative or investigative body, authority (including any national anti-trust or merger control authorities), court, trade agency, association, institution or professional or environmental body or any other person or body whatsoever in any relevant jurisdiction;

(b) a Relevant Authority shall be regarded as having "intervened" if it has decided to take, institute, implement or threaten any action, proceedings, suit, investigation, inquiry or reference or made, proposed or enacted any statute, regulation, decision or order or taken any measures or other steps or required any action to be taken or information to be provided or otherwise having done anything and "intervene" shall be construed accordingly;

(c) "Authorisations" means authorisations, orders, grants, recognitions, determinations, certificates, confirmations, consents, licences, clearances, permissions, exemptions and approvals;

(d) "the Wider LucasVarity Group" means LucasVarity and its subsidiary undertakings and any other undertakings in which LucasVarity and such undertakings (aggregating their interests) have a substantial interest and "the Wider TRW Group" means TRW and its subsidiary undertakings and any other undertakings in which TRW and such undertakings (aggregating their interests) have a substantial interest and, for these purposes, "subsidiary undertaking" and "undertaking" have the meanings given by the Companies Act 1985 and "substantial interest" means a direct or indirect interest in 20 per cent. or more of the equity capital of an undertaking.

Subject to the requirements of the Panel, the Offeror reserves the right to waive all or any of the above conditions, in whole or in part, except condition
(a).

The Offeror reserves the right, subject to the consent of the Panel, to extend the time allowed under the City Code for satisfaction of condition (a) until such time as conditions (b) to (j) inclusive have been satisfied, fulfilled or, to the extent permitted, waived. The Offeror shall be under no obligation to waive (if capable of waiver) or treat as fulfilled any of conditions (b) to (j) (inclusive) by a date earlier than the latest date for the fulfilment thereof notwithstanding that the other conditions of the Offer may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment.

The Offeror will not invoke any of the conditions (e) to (i) in relation to circumstances which would otherwise give rise to the right to invoke such condition where there has been fair disclosure in writing of such circumstances to TRW or its advisers prior to the date of this announcement.

If the Offeror is required by the Panel to make an offer for LucasVarity Securities under the provisions of Rule 9 of the Code, the Offeror may make such alterations to the conditions of the Offer, including condition (a), as are necessary to comply with the provisions of that Rule.

The Offer will lapse if the European Commission either (i) initiates proceedings under Article 6(1)(c) of the Regulation or (ii) if there is a reference to the Monopolies and Mergers Commission following a referral to a competent authority of the UK under Article 9(I) of the Regulation before, in each case, the later of 3.00 p.m. London time on the First Closing Date and the date when the Offer becomes or is declared unconditional as to acceptances.

If the Offer lapses, the Offer will cease to be capable of further acceptance and holders of LucasVarity Securities accepting the Offer and the Offeror shall upon the Offer lapsing cease to be bound by acceptances delivered on or before the date on which the Offer lapses.

The Offer and all contracts arising under it will be governed by English law.

                                                                     APPENDIX II


                        PRINCIPAL TERMS OF THE LOAN NOTES


The Loan Notes will be created by a resolution of the board of directors of the Offeror (or a duly authorised committee thereof) and will be constituted by the Loan Note Instrument. The issue of the Loan Notes will be conditional on the Offer becoming or being declared unconditional in all respects. If valid elections for the Loan Note Alternative have not been received in respect of at least (pound)10 million nominal value of Loan Notes by the time the Offer becomes or is declared unconditional in all respects, no Loan Notes will be issued, in which event all LucasVarity Shareholders accepting the Offer including those electing the Loan Note Alternative will receive cash in accordance with the terms of the Offer. The Loan Notes have not been, and will not be, registered under the US Securities Act. The Loan Note Alternative is not available to any person who is a citizen or resident of the US, Canada, Australia or Japan or certain other jurisdictions, and no prospectus in relation to the Loan Notes has been, or will be, lodged with or, registered by, the Australian Securities Commission. The Loan Note Instrument will contain provisions, among other things, to the effect set out below.

1.       FORM AND STATUS

The Loan Notes will be issued by the Offeror in amounts and integral multiples of (pound)1 and will constitute unsecured obligations of the Offeror. The Loan
Note Instrument will not contain any restrictions on borrowing, disposals or charging of assets by the Offeror.

2.       INTEREST

(a) Interest on the Loan Notes will accrue from day to day and will be payable (subject to any requirement to deduct tax therefrom) in arrears on 30 June and 31 December in each year (or, if such a day is not a business day, on the next following business day) ("interest payment dates") in respect of the interest periods (as defined below) at a rate calculated as provided in paragraph (b) below, except that the first payment of interest on the Loan Notes, which will be made on 31 December, 1999, will be in respect of the period from (and including) the first date of issue of any of the Loan Notes to (and including) 31 December, 1999. The period from (and including) the first date of issue of any of the Loan Notes to (and including) 31 December, 1999 and the period from (but excluding) 31 December, 1999, or any subsequent interest payment date, to (and including) the next following interest payment date, is referred to as an "interest period".

(b) The rate of interest on the Loan Notes for each interest period will be the rate per annum calculated by the Offeror to be 1 per cent. below LIBOR at or about 11.00 a.m.(London time) on the first business day of the relevant interest period.

(c) If a rate of interest cannot be established in accordance with the provisions of this paragraph 2 for any interest period, then the rate of interest on the Loan Notes for such interest period shall be calculated by reference to such rate as the Offeror shall reasonably determine on the basis of quotations made for six month sterling deposits of similar size in any other appropriate inter-bank market or markets as the Offeror may reasonably select.

(d) Each instalment of interest shall be calculated on the basis of a 365 day year and the actual number of days elapsed in the relevant interest period.

3.       REPAYMENT AND REDEMPTION

(a) A holder of Loan Notes ("Noteholder") shall be entitled to require the Offeror to repay the whole (whatever the amount) or any part
         (being (pound)100 nominal amount or any integral multiple thereof) of the principal amount of his holding of Loan Notes at par, together with accrued interest thereon (subject to any requirement to deduct tax therefrom) up to (and including) the date of repayment, on any interest payment date falling on or after 30 June 2000, by giving not less than 30 days' prior notice in writing to the Registrars accompanied by certificate(s) for all the Loan Notes to be repaid and a notice of redemption (duly completed) in the prescribed form endorsed on the Loan Notes to be repaid.

(b) If, at any time, the principal amount of the Loan Notes outstanding is 20 per cent. or less of the total nominal amount of Loan Notes which have been issued prior to that time, the Offeror shall have the right, on giving to the remaining Noteholders not less than 30 days' notice in writing expiring on 30 June, 2000 or on any subsequent interest payment date, to redeem all (but not some only) of the Loan Notes at their principal amount together with accrued interest thereon (subject to any requirement to deduct tax therefrom) up to (and including) the date of redemption.

(c) The Offeror will have the right to redeem on any interest payment date the Loan Notes at par together with accrued interest up to (and including) the date of redemption (subject to any requirement to deduct tax therefrom) on 30 days' written notice to the Noteholders if the Offeror is advised by legal counsel that interest payable under the Loan Notes will fall to be treated as non-deductible for US federal income tax purposes due to a change in law after the date on which the Offer is made.

(d) Any Loan Notes not previously repaid, redeemed or purchased will be repaid in full at par on 31 December, 2003 together with accrued interest thereon (subject to any requirement to deduct tax therefrom) up to (and including) that date.

(e) Each holder of the Loan Notes shall have the right to acquire (by subscription at nominal value of an amount up to or equal to such Noteholder's holding of Loan Notes, such amount to be payable in full on subscription) additional loan notes to be issued by a subsidiary of the Offeror ("Additional Notes") on terms and conditions substantially the same as those applicable to the Loan Notes, except as follows:

             (i) the rate of interest on the Additional Notes shall be one half of one per cent. below the rate per annum referred to in paragraph 2 above; and

            (ii) the Additional Notes shall not carry any rights to acquire additional securities.

(f) A Noteholder may require the Offeror to repay at par all of the Notes held by him, together with accrued interest, if any of the following events occurs:

              (i) the Offeror fails to pay within 21 days of the due date any principal or interest payable in respect of the Notes;

              (ii) an order is made by a competent court or an effective resolution is passed for winding-up the Offeror or the Guarantor, (as defined in the Loan Note Instrument) (other than a voluntary winding-up for the purposes of an amalgamation, reconstruction or merger on terms previously approved by an Extraordinary Resolution);

              (iii) an encumbrancer takes possession of, or an administrator or administrative receiver or manager or a receiver is appointed of or over, the whole (or substantially the whole) of the undertaking or property of the Offeror or the Guarantor, unless the same is removed, stayed, paid out or discharged within 60 days.

4.       PURCHASE OF LOAN NOTES

The Offeror will be entitled at any time to purchase any Loan Notes at any price by tender (available to all Noteholders alike), private treaty or otherwise by agreement with the relevant Noteholder(s).

5.       CANCELLATION

Any Loan Notes repaid or redeemed under paragraph 3 above or purchased under paragraph 4 above shall be cancelled and shall not be available for re-issue.

6.       SUBSTITUTION AND EXCHANGE

The Loan Note Instrument will contain provisions entitling the Offeror to substitute any other member of the TRW Group as the principal debtor under the Loan Notes, or to require Noteholders to exchange the Loan Notes for loan notes issued on the same terms, mutatis mutandis, by one or more of such members provided that (a) TRW guarantees such member's obligations thereunder, and (b) the Offeror's right to require substitution by such member as a principal debtor will be exercisable only if prior clearance has been obtained from the Inland Revenue to the effect that the substitution will not be treated as a disposal of the Loan Notes for the purpose of UK taxation of chargeable gains. References to the Offeror in this summary except in (a) shall be construed to apply to the substitute or substitutes (if any) from time to time of the Offeror.

7.       MODIFICATIONS

The provisions of the Loan Note Instrument and the rights of the Noteholders will be subject to modification, abrogation or compromise in any respect with the sanction of an Extraordinary Resolution (as defined in the Loan Note Instrument) of the Noteholders, and the consent of the Offeror. The Offeror may amend the provisions of the Loan Note Instrument without such sanction or consent if such amendment is of a formal, minor or technical nature and such amendment would not be materially prejudicial to Noteholders or is to correct a manifest error.

8.       REGISTRATION AND TRANSFER

The Loan Notes will be in registered form and transferable, except into certain overseas jurisdictions, in amounts or integral multiples of (pound)100 or of the entire holding of the Noteholder, provided that transfers will not be registered during the 21 days immediately preceding an interest payment date.

9.       PRESCRIPTION

Noteholders will cease to be entitled to amounts in respect of interest which remain unclaimed for a period of five years and to amounts due in respect of principal which remain unclaimed for a period of ten years, in each case from the date on which the relevant payment first becomes due, and such amounts shall revert to the Offeror upon the giving of 30 days' written notice to a Noteholder.

10.      RESTRICTIONS ON OWNERSHIP AND TRANSFER

The Loan Notes have not been and will not be registered under the US Securities Act and no steps have been taken to qualify the Loan Notes for distribution in any province or territory of Canada and no prospectus in relation to the Loan Notes has been, or will be, lodged with or registered by the Australian Securities Commission. Accordingly, unless an exemption under the US Securities Act or other applicable securities laws is available, the Loan Note Alternative is not available in the US, Canada, Australia or Japan or to Restricted Overseas Persons and the Loan Notes may not be directly or indirectly offered, sold or delivered in or into the US, Canada, Australia or Japan or to or for the account or benefit of any Restricted Overseas Persons.

For these purposes, "Restricted Overseas Person" means either a person (including an individual, partnership, unincorporated syndicate, limited liability company, unincorporated organisation, trust, trustee, administrator or other legal representative) in or resident in the US, Canada, Australia or Japan, or a US Person.

11.      NO LISTING

No application has been made or is intended to be made to any stock exchange for the Loan Notes to be listed or otherwise traded.

12.       GUARANTEE

The Loan Notes will be guaranteed by TRW.

13.      GOVERNING LAW

The Loan Notes and the Loan Note Instrument will be governed by and construed in accordance with the laws of England.

                                                                    APPENDIX III

                                   DEFINITIONS



The following definitions apply throughout this announcement, unless the context requires otherwise:

"Acceptance Forms"                  the Form of Acceptance and, in respect of
                                    holders of LucasVarity ADSs only, the
                                    letter of transmittal and the notice of
                                    guaranteed delivery to accompany the Offer
                                    Document

"business day"                      a day (excluding Saturday and Sunday)
                                    or a US federal holiday or UK Bank Holiday, consisting of the time period from 12.01 am until and including 12.00 midnight (New York
                                    City time)

"City Code"                         the City Code on Takeovers and Mergers

"First Closing Date"                3.00pm (London time), 10.00am (New York City
                                    time) on the day following the 20th Business
                                    Day from the date of the Offer Document
                                    unless and until the Offeror, with the
                                    consent of the Panel or in accordance with the City Code, shall have extended the Offer, in which case the term "First Closing
                                    Date" shall mean the latest time and date at which the Offer, as so extended by the Offeror will expire or, if earlier, the time at which the conditions to the Offer in Appendix I are satisfied, fulfilled or to the extent permitted waived

"Form of Acceptance"                the Form of Acceptance, Authority and
                                    Election relating to the Offer for use by LucasVarity Shareholders

"J.P. Morgan"                       Morgan Guaranty Trust Company of New York

"LIBOR"                             the London inter-bank offered rate

"Loan Notes"                        the unsecured loan notes to be issued
                                    by the Offeror pursuant to the Loan Note
                                    Alternative, the principal terms of which are described in this announcement

"Loan Note Alternative"             the alternative whereby LucasVarity
                                    Shareholders (other than certain overseas shareholders) validly accepting the Offer may elect to receive Loan Notes instead of all or part of the cash consideration to which they would otherwise be entitled under the Offer

"Loan Note Instrument"              the loan note instrument constituting the
                                    Loan Notes

"LucasVarity"                       LucasVarity plc

"LucasVarity ADS"                   an American Depository Share of LucasVarity
                                    each representing 10 LucasVarity Shares

"LucasVarity Group"                 LucasVarity and its subsidiaries and
                                    subsidiary undertakings

"LucasVarity Securities"            LucasVarity Shares and LucasVarity ADSs

"LucasVarity Share"                 an ordinary share of 25p each in LucasVarity

"LucasVarity Share Option           the LucasVarity 1996 Executive Share Option
Schemes"                            Scheme, the Lucas Varity 1996
                                    Savings-Related Share Option Scheme, the
                                    LucasVarity Global Share Plan, the Lucas
                                    Industries 1994 Executive Share Option
                                    Scheme, the Lucas Industries Executive Share
                                    Option Scheme (1984), the Lucas Industries
                                    Employees' 1991 Savings-Related Share Option
                                    Scheme, the Varity Corporation Executive
                                    Stock Option Plan and the Varity Corporation
                                    Shareholder Value Incentive Plan

"LucasVarity Shareholder"           a holder of an LucasVarity Share, either
                                    directly or through the holding of an
                                    LucasVarity ADS

"Offer" the recommended cash offer by J.P. Morgan on behalf of a wholly-owned subsidiary of TRW on the terms and conditions set out in this announcement and the Offer Document and the relevant Acceptance Form including, where the context requires, the Loan Note Alternative and any subsequent revision, variation, extension or renewal of such offer and such alternative for all the issued and to be issued LucasVarity Securities

"Offer Document"                    any document containing the Offer

"Offeror"                           TRW Automotive UK, a wholly-owned subsidiary
                                    of TRW

"Panel"                             the Panel on Takeovers and Mergers

"London Stock Exchange"             London Stock Exchange Limited

"SEC"                               the US Securities and Exchange Commission

"TRW"                               TRW Inc.

"TRW Group"                         TRW Inc. and its subsidiaries and subsidiary
                                    undertakings

"UK" or "UK"                        the United Kingdom of Great Britain and
                                    Northern Ireland

"UK GAAP"                           generally accepted accounting principles in
                                    the United Kingdom

"US" or "US"                        the United States of America and its
                                    territories and possessions and all other areas subject to its jurisdiction

"US GAAP"                           generally accepted accounting principles in
                                    the United States

"US Persons"                        US persons as described in Regulation S of
                                    the US Securities Act

"US Securities Act"                 the US Securities Act of 1933, as amended
                                    and the rules and regulations promulgated thereunder